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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

SERVICEWARE RAISES $8 MILLION TO FUND GROWTH


PITTSBURGH, FEB. 2, 2004 - ServiceWare Technologies Inc. (OTCBB: SVCW), a provider of knowledge-powered support solutions, today announced that it has raised $8 million through the private placement of equity securities consisting of 12, 307, 692 shares of common stock and five-year warrants to purchase 6,153,846 shares of common stock at $.72 per share.

The net proceeds from this private placement will be used for working capital and general corporate purposes.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security. The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act of 1933, as amended, and applicable state securities laws or an applicable exemption from registration requirements.

ABOUT SERVICEWARE TECHNOLOGIES, INC.
ServiceWare Technologies, Inc. is a provider of knowledge-powered applications for customer service and IT support. ServiceWare empowers organizations to deliver superior service while reducing costs. ServiceWare's problem resolution software, ServiceWare Enterprise(TM), enables agents and end-users to quickly find accurate and consistent answers to even the most complex problems - in the call center, help desk or via Web self-service. ServiceWare's patented self-learning and -organizing search technology, the Cognitive Processor(R), adapts based on usage. Its easy-to-use knowledge management tools allow agents to access both structured and unstructured knowledge sources and contribute new solutions in the workflow, ensuring a robust knowledge base solution.

Leading organizations have implemented ServiceWare software, including EDS, H&R Block, AT&T Wireless, Cingular Wireless, Fifth Third Bancorp, Green Mountain Energy, Reuters and QUALCOMM. Learn more today by visiting www.serviceware.com or call 1.800.572.5748. Outside North America, call our international office at +(44) 01280.82.6345.

                                       ###

SmartMiner, ServiceWare Enterprise, ServiceWare Express, ServiceWare Self-Service, ServiceWare Agent, ServiceWare Professional, ServiceWare Architect, ServiceWare Administrator, ServiceWare Knowledge Portal and Cognitive Processor are trademarks of ServiceWare Technologies, Inc. All other trademarks are properties of their respective owners. Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts, including those statements that refer to ServiceWare's plans, prospects, expectations, strategies, intentions, hopes and beliefs are forward-looking statements. These forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties including, but not limited to, risks related to revenue expectations, ServiceWare's software strategy, fluctuations in customer demand, performance of outside distributors and resellers, use of the Web as a delivery vehicle for customer support solutions, risks resulting from new product introductions, integration of acquired products with current offerings, and customer acceptance of new products, rapid technological change, risks associated with competition, continued growth in the use of the Internet, ServiceWare's ability to retain and increase revenue from existing customers and to execute agreements with new customers, unforeseen expenses, ServiceWare's ability to attract and retain qualified personnel and to secure necessary financing for its operations and business development, and other market conditions and risks detailed from time to time in the company's Securities and Exchange Commission filings.


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Any forward-looking statements are based on information available to the company today and the company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information, or otherwise.




SERVICEWARE CONTACTS


MEDIA RELATIONS:
Jennifer Bielata
ServiceWare Technologies, Inc.
(412) 826 -1014 x1415
                  jbielata@serviceware.com

INVESTOR RELATIONS:
Cameron Associates

Lester Rosenkrantz, Al Palombo
                  (212) 245-8800